UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

ROCKY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:          (740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading symbol	Name of exchange on which registered
Common Stock – No Par Value	RCKY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)          Resignation and Retirement of Mike Brooks

On December 7, 2023, Mike Brooks provided the Board of Directors (the “Board”) of Rocky Brands, Inc. (the “Company”) with notice of his resignation and retirement from his position as a Class I director of the Company, effective as of December 31, 2023. Mr. Brooks’ resignation was not due to a disagreement with the Company. The Board recognized Mike Brooks’ years of service to the Company before accepting his resignation and eliminating the directorship left vacant by Mr. Brooks, reducing the size of the Board to a total of nine (9) members. The Board highlighted that Mike Brooks had served on the Company’s Board of Directors since 1992, and he served as Chairman of the Board from January 2005 to May 2021. Mr. Brooks had a distinguished career with the Company serving as Chief Executive Officer from January 2005 until July 2011 and from September 2016 until May 2017. Prior to that, he served as President and Chief Executive Officer of the Company from August 1991 to January 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2023

Rocky Brands, Inc.

/s/ Thomas Robertson
Thomas Robertson
Chief Operating Officer, Chief Financial Officer, and Treasurer